UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2015

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, Mr. Bernard (Ben) Figlock, Vice President and Treasurer of Occidental Petroleum Corporation (“Occidental”), joined the board of directors of PAA GP Holdings LLC (“GP Holdings”), the general partner of Plains GP Holdings, L.P. (the “Registrant”), and the board of directors of Plains All American GP LLC (“GP LLC”), the general partner of Plains All American Pipeline, L.P.  Mr. Figlock was appointed by an affiliate of Occidental to serve as its designated representative on both boards.  Mr. Figlock replaces Vicky Sutil, who served as Occidental’s designated representative on the GP Holdings board from October 2013 through December 2014 and the GP LLC board from December 2010 through December 2014.  She also served as Occidental’s designated board observer on the GP LLC board from 2008 until December 2010.  Any board fees payable in connection with Mr. Figlock’s service as Occidental’s designated director on either board will be payable to Occidental.  Mr. Figlock has not been named to any committees of either board.  For a discussion of the relationships of the Registrant with Occidental, please refer to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 7.01                                           Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On January 9, 2015, the Registrant issued a press release announcing changes in its Board of Directors.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1 — Press Release dated January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: January 9, 2015	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 9, 2015.